Exhibit 4.1

CONTRACT OF SALE

This Contract of Sale dated January 29, 2004, is entered into between (i) Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee (“Seller”) under a Trust Agreement dated December 10, 1998 (the “Trust Agreement”) for the benefit of ICX Corporation, a Delaware corporation (“Owner Participant”); (ii) the Owner Participant, and (iii) K-Sea Operating Partnership L.P., a limited partnership organized and existing under the laws of the State of Delaware (“Buyer”).

Seller has agreed to sell, and Buyer has agreed to buy the following vessels:

S/R EVERETT

U.S. Flag - Official No. 1084513

and

S/R NEW YORK

U.S. Flag - Official No. 1090503

with everything belonging to them on board hereinafter called “Vessels”, on the following conditions:

1.             The aggregate purchase price to be paid for the Vessels by Buyer to Seller is - US $32,256,770.00 (Thirty Two Million Two Hundred Fifty Six Thousand Seven Hundred Seventy Dollars and NO Cents) (“Purchase Money”).

2.             Buyer shall pay or cause to be paid the Purchase Money to Seller on or about January 29, 2004 (the “Closing Date”) via wire transfer to Owner Participant as follows:

Charter One Bank, N.A.
1215 Superior Avenue
Cleveland, Ohio  44114
ABA No.:  241-070-417
Account No.:  40-011383-0
Account Name:  ICX Corporation
Please notify Cindy Leonello, ICX Corporation 216-328-8705

3.	(A)	The Vessels shall be delivered and taken over, and title in and to the Vessels shall pass to Buyer, in accordance with Section 6 hereof.

(B)

Should either of the Vessels become a total or constructive total loss before the Closing Date, this Contract shall be considered null and void without any liability whatsoever on any party.   For purposes of this provision, “constructive total loss” is defined as any damages exceeding U.S. $1,500,000.00 to either Vessel.

4.	(A)

Seller is the sole owner of the Vessels and, as such, shall deliver good and marketable title to the Vessels at closing in accordance with Section 6.  Seller represents and warrants, which representation and warranty shall survive the closing hereunder, that the Vessels, at the time of delivery on the Closing Date, shall be free from all adverse claims of ownership, encumbrances, mortgages, claims, unpaid taxes and liens or any other debts whatsoever, whether recorded, secret, State, maritime or otherwise created by, through or under Seller, unless arising by, through or under SeaRiver (defined herein below), in which case Buyer agrees to look solely to SeaRiver for the removal thereof or for the recovery of damages resulting therefrom.

(B)

Owner Participant represents and warrants, which representation and warranty shall survive the closing hereunder, that the Vessels, at the time of delivery on the Closing Date, shall be free from all adverse claims of ownership, encumbrances, mortgages, claims, unpaid taxes and liens or any other debts whatsoever, whether recorded, secret, State, maritime or otherwise created by, through or under Owner Participant, unless arising by, through or under SeaRiver, in which case Buyer agrees to look solely to SeaRiver for the removal thereof or for the recovery of damages resulting therefrom.

(C)

Any and all taxes, including sales tax, transfer fees, registration and/or documentation fees, recording fees, or any reasonable expenses of whatsoever nature incurred by reason of the sale of the Vessels shall be payable by the Buyer for its own account, and Buyer shall indemnify and save Seller harmless with respect thereto provided that Buyer shall not be responsible for Seller’s or Owner Participant’s income taxes.

5.	(A)	Seller has appointed SeaRiver Maritime, Inc. (“SeaRiver”) to deliver the Vessels to Buyer on the Closing Date.

	(B)	The Vessels are to be sold and shall be delivered to and taken over by Buyer on an outright basis “AS IS, WHERE IS” WITHOUT ANY

REPRESENTATION, AGREEMENT OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE VESSELS’ CLASS, PHYSICAL CONDITION, OUTFIT, EQUIPMENT, SPARE PARTS, SEAWORTHINESS, MERCHANTABILITY, INSURABILITY, PERFORMANCE, ELIGIBILITY FOR A PARTICULAR TRADE OR REGISTRY, COMPLIANCE WITH NATIONAL OR INTERNATIONAL CODES, CONVENTIONS, LAWS OR REGULATIONS, OR FITNESS FOR ANY PURPOSE WHATSOEVER.

(C)

Title in and to the Vessels and all responsibility, risk of loss and expense with respect thereto shall pass to Buyer upon delivery of the Vessels to Buyer as evidenced by the execution of the Protocol (as defined below) by Buyer.

(D)

At the time of delivery of the Vessels to Buyer the Demise Charter dated December 11, 1998, as amended, between SeaRiver and Seller shall have been terminated and the Vessels redelivered by SeaRiver to Seller.

	(E)	Nothing in this Section 7 is intended to limit the representations, warranties and agreements made by SeaRiver to Buyer in a separate agreement regarding the title and condition of the Vessels.

6.	(A)

Closing shall take place during normal business hours at the offices of Buyer’s counsel or at such other place as the Seller and Buyer may select.  The closing shall take place on or before February 2, 2004, unless postponed at the mutual consent of the parties.

	(B)	At the aforesaid closing, the following shall take place:

(1) Seller shall deliver to Buyer the following documents:

(a) Three (3) original notarized U.S.C.G. Bills of Sale in the form of Exhibit A to this Contract (“Bill of Sale”) signed by an officer of Seller.

(b)      A signed copy of the letter of instructions from the Owner Participant to Seller, authorizing the sale of the Vessels under the terms and conditions of this Contract and authorizing the Seller to appoint SeaRiver to deliver the Vessels to Buyer on Seller’s behalf and to sign the Protocol.

(2) Concurrently with the delivery of the above documents by Seller, Buyer shall deliver to Seller the Purchase Money.

(C)

Immediately following the receipt of both the Purchase Money and Buyer’s documents as herein before provided in this Section 6, Seller shall instruct SeaRiver to effect physical delivery of the Vessels to Buyer.  Upon physical delivery of the Vessels, Buyer and SeaRiver, on behalf of Seller, shall then execute the Protocol of Delivery and Acceptance in the form attached hereto as Exhibit B (the “Protocol”) and other legally required delivery documents.

(D)

Seller’s obligation to close hereunder shall expressly be subject to and conditioned upon (i) the performance of Buyer’s covenants and agreements under this Contract; (ii) the representations and warranties of Buyer under this Contract being true and correct as of the Closing Date; and (iii) all other information furnished by Buyer to Seller in connection with the sale of the Vessels being true and correct as of the Closing Date.

(E)

Buyer’s obligation to close hereunder shall expressly be subject to and conditioned upon (i) the performance of Seller’s covenants and agreements under this Contract; (ii) the representations and warranties of Seller and Owner Participant under this Contract being true and correct as of the Closing Date; and (iii) all other information furnished by Seller or Owner Participant to Buyer in connection with the sale of the Vessels being true and correct as of the Closing Date.

7.

THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS, PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND MAY NOT BE MODIFIED IN ANY WAY EXCEPT IN WRITING SIGNED BY ALL PARTIES AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.  THIS CONTRACT SHALL NOT BE EFFECTIVE UNTIL SIGNED BY ALL PARTIES.  THIS CONTRACT, THE BILL OF SALE AND THE PROTOCOL REPRESENTS THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

8.	Unless otherwise provided for herein, all notices hereunder shall be given in writing or by fax and be sent to Seller and Buyer at the addresses listed below.

To Seller at:
Wells Fargo Bank Northwest, National Association 299 South Main Street, 12th Floor MAC V1228-120

Salt Lake City, Utah 84111 Attention: Corporate Trust Services Fax: (801) 246-5053 Telephone: (801) 246-5819

with a copy to :

ICX Corporation
2 Summit Park Drive, Suite 300 Cleveland, Ohio 44131 Attention: Chief Financial Officer and General Counsel Fax: (216) 328-8710 Telephone: (216) 328-8711

To Buyer at:
K-Sea Operating Partnership L.P. 3245 Richmond Terrace Staten Island, New York 10303 Attention: Chief Financial Officer Fax: (718) 720-7207 Telephone: (718) 720-4358

9.

Buyer, Seller and Owner Participant agree to maintain in confidence and not reveal to any additional third parties the details of this transaction, except for disclosures made to prospective lenders, surveyors and insurers required to obtain financing for its purchase of the Vessels and insurance coverage for the Vessels, or unless such disclosure is required to be made in order to comply with any law, regulation, order or process binding on either the Buyer, Seller or Owner Participant.

10.	(A)

Each of Owner Participant and Seller represents and warrants , which representation and warranty shall survive the closing hereunder, that it is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purpose of operating the Vessels in the coastwise trade of the United States.

(B)

Buyer represents and warrants, which representation and warranty shall survive the closing hereunder, that it is a citizen of the United States within the meaning of Section 2 of the U.S. Shipping Act, 1916, as amended (46 U.S.C. §802) for the purpose of operating vessels in the coastwise trade of the United States.

11.

This Contract or any interest herein may not be assigned by any party without the written consent of the other parties, except that Buyer may assign this Contract as collateral security to its lenders.  Any assignment by any of the parties hereto in violation of the foregoing sentence shall be void.

12.	Seller, Owner Participant and Buyer each acknowledge that a broker has not represented it in connection with the transaction, and, therefore, no commission is due.

13.	This Contract may be executed in counterparts and a binding and enforceable agreement will have been entered into when a copy of this Contract has been signed by each party.

14.

Wells Fargo Bank Northwest, National Association (“Wells Fargo”) is entering into this Contract as owner trustee under the Trust Agreement and not in its individual capacity and in no case whatsoever shall Wells Fargo be personally liable on, or for any loss in respect of, any of the representations, warranties, agreements or obligations of the Seller or the Owner Participant, as to which the parties hereto agree to look solely to the Trust Estate, except for any loss caused by the willful misconduct or gross negligence of Wells Fargo or the Seller.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Contract as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee under a Trust Agreement dated December 10, 1998 for the benefit of ICX Corporation

		By:	/s/ Brett R. King
		Name:	Brett R. King
Title: Vice President

ICX CORPORATION

		By:	/s/ Michael R. Babbitt
		Name:	Michael R. Babbitt
Title: Senior Vice President

K-SEA OPERATING PARTNERSHIP L.P.
By: K-SEA OLP GP, LLC, General Partner

		By:	/s/ Timothy J. Casey
		Name:	Timothy J. Casey
Title: President/CEO
Acknowledged and Agreed as to:
Clauses 4(A), 4(B), 5(A), 5(D), 5(E) and 6(C) only

SEARIVER MARITIME, INC.

By:	/s/ Joseph F. McDermott
Name:	Joseph F. McDermott
Title: Ocean Commercial Manager

Exhibit A

Bill of Sale

OMB APPROVED
2115-0110

DEPARTMENT OF TRANSPORTATION U.S. COAST GUARD CG-1340 (REV. 9-92)	BILL OF SALE	THIS SECTION FOR COAST GUARD USE ONLY RECORDED: BOOK: PAGE: PORT (IF NOT FILING PORT) DOCUMENTATION OFFICER

1. VESSEL NAME S/R NEW YORK	2. OFFICIAL NUMBER OR HULL ID NUMBER 1090503

3. NAME(S) AND ADDRESS(ES) OF SELLERS:

Wells Fargo Bank Northwest, National Association,
not in its individual capacity but solely as
trustee under Trust Agreement dated
December 10, 1998
299 South Main Street, 12th Floor
Salt Lake City, UT  84111
3A. TOTAL INTEREST OWNED (IF LESS THAN 100%)                 %

4. NAME(S) AND ADDRESS(ES) OF BUYER(S) AND INTEREST TRANSFERRED TO EACH: K-Sea Operating Partnership L.P. 3245 Richmond Terrace Staten Island, New York 10303
4A. TOTAL INTEREST TRANSFERRED (100% UNLESS OTHERWISE SPECIFIED) %

4B.  MANNER OF OWNERSHIP.  UNLESS OTHERWISE STATED HEREIN, THIS BILL OF SALE CREATES A TENANCY IN COMMON, WITH EACH TENANT OWNING AN EQUAL UNDIVIDED INTEREST. CHECK ONLY ONE OF THE FOLLOWING BLOCKS TO SHOW ANOTHER FORM OF OWNERSHIP.

☐ JOINT TENANCY WITH RIGHT OF SURVIVORSHIP	☐ TENANCY BY THE ENTIRETIES	☐ COMMUNITY PROPERTY

☐ OTHER (DESCRIBE)

5. CONSIDERATION RECEIVED: (ONE DOLLAR AND OTHER VALUABLE CONSIDERATION UNLESS OTHERWISE STATED)

6.  I (WE) DO HEREBY SELL TO THE BUYER(S) NAMED ABOVE, THE RIGHT, TITLE AND INTEREST IDENTIFIED IN BLOCK 4 OF THIS BILL OF SALE, IN THE PROPORTION SPECIFIED HEREIN.

VESSEL IS SOLD FREE AND CLEAR OF ALL LIENS, MORTGAGES, AND OTHER ENCUMBRANCES OF ANY KIND AND NATURE, EXCEPT AS STATED ON THE REVERSE HEREOF.  VESSEL IS SOLD TOGETHER WITH AN EQUAL INTEREST IN THE MASTS, BOWSPRIT, SAILS, BOATS, ANCHORS, CABLES, TACKLE, FURNITURE, AND ALL OTHER NECESSARIES THERETO APPERTAINING AND BELONGING, EXCEPT AS STATED ON THE REVERSE HEREOF.

7. SIGNATURES OF SELLER(S) OR PERSON(S) SIGNING ON BEHALF OF SELLER(S).		8. DATE SIGNED

9. NAME(S) OF PERSON(S) SIGNING ABOVE, AND LEGAL CAPACITY IN WHICH SIGNED (E.G., OWNER, AGENT, TRUSTEE, EXECUTOR)

10. ACKNOWLEDGMENT (TO BE COMPLETED BY NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED BY A LAW OF A STATE OR THE UNITED STATES TO TAKE OATHS.)

ON THE PERSON(S) NAMED IN SECTION 9	STATE:
(DATE)
ABOVE ACKNOWLEDGED EXECUTION OF THE FOREGOING INSTRUMENT IN THEIR STATED CAPACITY(IES) FOR THE PURPOSE THEREIN CONTAINED.	COUNTY:

NOTARY PUBLIC

MY COMMISSION EXPIRES

PREVIOUS EDITION OBSOLETE	SN 7530-00-F01-1020

REVERSE OF CG-1340 (REV. 9-92)

(COMPLETE THIS SECTION ONLY IF VESSEL HAS NEVER BEEN DOCUMENTED AND DOES NOT HAVE A HULL IDENTIFICATION NUMBER.) VESSEL DATA

A. BUILDER	B. BUILDER’S HULL NUMBER

C. FORMER NAME(S)	D. FORMER MOTORBOAT NUMBERS

E. FORMER ALIEN REGISTRATIONS

F. DIMENSIONS: L=	B=	D=

G. PERSON FROM WHOM SELLER OBTAINED VESSEL

SIGNATURE OF SELLER

WARRANTIES/APPURTENANCES/LIMITATIONS/EXCEPTIONS AS IS, WHERE IS, FREE AND CLEAR OF ALL LIENS, MORTGAGES, AND OTHER ENCUMBRANCES OF ANY KIND AND NATURE.

INSTRUCTIONS

1.  INDICATE CURRENT DOCUMENTED NAME.  (IF VESSEL HAS NEVER BEEN DOCUMENTED SELLER MUST COMPLETE AND SIGN DATA SECTION ABOVE.)
2.  INDICATE OFFICIAL NUMBER AWARDED TO VESSEL OR HULL IDENTIFICATION NUMBER ASSIGNED BY MANUFACTURER.  (IF THE VESSEL HAS NO HULL IDENTIFICATION NUMBER AND HAS NEVER BEEN DOCUMENTED, SELLER MUST COMPLETE AND SIGN THE VESSEL DATA SECTION ABOVE.)
3.  INSERT NAMES AND ADDRESSES OF ALL PERSONS SELLING VESSEL, ALONG WITH TOTAL INTEREST OWNED BY THOSE PERSON.S  IF MORE ROOM IS NEEDED, AN  ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE SELLERS.
3A.  SELF-EXPLANATORY.
4.  INSERT NAMES AND ADDRESSES OF ALL BUYERS, ALONG WITH THE INTEREST TRANSFERRED TO EACH.  IF THERE IS MORE THAN ONE BUYER AND NO DIVISION OF INTEREST IS SHOWN, THIS BILL OF SALE WILL RESULT IN EACH BUYER HOLDING AN EQUAL INTEREST.  (IF MORE ROOM IS NEEDED, AN ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE BUYERS.)
4A.  SELF-EXPLANATORY.
4B.  CHECK ONE OF THE BLOCKS TO CREATE A FORM OF OWNERSHIP OTHER THAN A TENANCY IN COMMON.  IF “OTHER” IS CHECKED, THE FORM OF OWNERSHIP MUST BE DESCRIBED.
5.  OPTIONAL IF THE AMOUNT PAID FOR THE VESSEL IS INSERTED, IT WILL BE NOTED ON THE VESSEL’S GENERAL INDEX.
6.  SELF-EXPLANATORY.  USE “REMARKS” SECTION ABOVE IF VESSEL IS NOT SOLD FREE AND CLEAR, OR TO LIST VESSEL APPURTENANCES WHICH ARE NOT SOLD WITH THE VESSEL.
7.  SELF-EXPLANATORY.
8.  SHOW THE DATE ON WHICH THE INSTRUMENT IS SIGNED.
9.  IN ADDITION TO THE PRINTED OR TYPED NAME OF THE SIGNER, SHOW WHETHER THAT PERSON WAS ACTING AS AN OWNER, AS AN AGENT FOR AN OWNER, AS TRUSTEE, AS THE PERSONAL REPRESENTATIVE OR EXECUTOR OF AN ESTATE, OR OTHER CAPACITY WHICH ENTITLED THAT PERSON TO SIGN THE BILL OF SALE.
10.  ANY ACKNOWLEDGMENT IN SUBSTANTIAL COMPLIANCE WITH THE LAW OF THE STATE WHERE TAKEN MAY BE ATTACHED TO THIS INSTRUMENT IN LIEU OF THE PREPRINTED ACKNOWLEDGMENT.

PRIVACY ACT STATEMENT

IN ACCORDANCE WITH 5 USC 552(A), THE FOLLOWING INFORMATION IS PROVIDED TO YOU WHEN SUPPLYING PERSONAL INFORMATION TO THE U.S. COAST GUARD.

1.  AUTHORITY.  SOLICITATION OF THIS INFORMATION IS AUTHORIZED BY 46 USC, CHAPTER 313 AND 46 CFR, PART 67.

2.  THE PRINCIPAL PURPOSES FOR WHICH THIS INSTRUMENT IS TO BE USED ARE:

(A) TO PROVIDE A RECORD, AVAILABLE FOR PUBLIC INSPECTION AND COPYING, OF THE SALE OR OTHER CHANGE IN OWNERSHIP OF A VESSEL WHICH IS DOCUMENTED, WILL BE DOCUMENTED, OR HAS BEEN DOCUMENTED PURSUANT TO 46 USC, CHAPTER 121.

(B)  PLACEMENT OF THIS INSTRUMENT IN A BOOK FOR EXAMINATION BY GOVERNMENTAL AUTHORITIES AND MEMBERS OF THE GENERAL PUBLIC.

3.  THE ROUTINE USE WHICH MAY BE MADE OF THIS INFORMATION INCLUDES DEVELOPMENT OF STATISTICAL DATA CONCERNING DOCUMENTED VESSELS.

4.  DISCLOSURE OF THE INFORMATION REQUESTED ON THIS FORM IS VOLUNTARY.  HOWEVER, FAILURE TO PROVIDE THE INFORMATION COULD PRECLUDE FILING OF A BILL OF SALE AND DOCUMENTATION OF THE VESSEL NAMED HEREIN PURSUANT TO 46 USC, CHAPTER 121.  MOREOVER, BILLS OF SALE WHICH ARE NOT FILED ARE NOT DEEMED TO BE VALID AGAINST ANY PERSON EXCEPT THE GRANTOR OR A PERSON HAVING ACTUAL KNOWLEDGE OF THE SALE.  (46 USC 31321(A)).

THE COAST GUARD ESTIMATES THAT THE AVERAGE BURDEN FOR THIS FORM IS 20 MINUTES.  YOU MAY SUBMIT ANY COMMENTS CONCERNING THE ACCURACY OF THIS BURDEN ESTIMATE OR MAKE SUGGESTIONS FOR REDUCING THE BURDEN TO:  COMMANDANT (G-MVI), U.S. COAST GUARD, WASHINGTON, DC 20593-0001 OR OFFICE OF MANAGEMENT AND BUDGET, OFFICE OF INFORMATION AND REGULATORY AFFAIRS, ATTENTION: DESK OFFICER  FOR DOT/USCG, OLD EXECUTIVE OFFICE BUILDING, WASHINGTON, DC 20503.

OMB APPROVED
2115-0110

DEPARTMENT OF TRANSPORTATION U.S. COAST GUARD CG-1340 (REV. 9-92)	BILL OF SALE	THIS SECTION FOR COAST GUARD USE ONLY RECORDED: BOOK: PAGE: PORT (IF NOT FILING PORT) DOCUMENTATION OFFICER

1. VESSEL NAME S/R EVERETT	2. OFFICIAL NUMBER OR HULL ID NUMBER 1084513

3. NAME(S) AND ADDRESS(ES) OF SELLERS:

Wells Fargo Bank Northwest, National Association,
not in its individual capacity but solely as
trustee under Trust Agreement dated
December 10, 1998
299 South Main Street, 12th Floor
Salt Lake City, UT  84111
3A. TOTAL INTEREST OWNED (IF LESS THAN 100%)                   %

4. NAME(S) AND ADDRESS(ES) OF BUYER(S) AND INTEREST TRANSFERRED TO EACH: K-Sea Operating Partnership L.P. 3245 Richmond Terrace Staten Island, New York 10303

4A. TOTAL INTEREST TRANSFERRED (100% UNLESS OTHERWISE SPECIFIED) %

4B.  MANNER OF OWNERSHIP.  UNLESS OTHERWISE STATED HEREIN, THIS BILL OF SALE CREATES A TENANCY IN COMMON, WITH EACH TENANT OWNING AN EQUAL UNDIVIDED INTEREST. CHECK ONLY ONE OF THE FOLLOWING BLOCKS TO SHOW ANOTHER FORM OF OWNERSHIP.

☐ JOINT TENANCY WITH RIGHT OF SURVIVORSHIP ☐ OTHER (DESCRIBE)	☐ TENANCY BY THE ENTIRETIES	☐ COMMUNITY PROPERTY

5. CONSIDERATION RECEIVED: (ONE DOLLAR AND OTHER VALUABLE CONSIDERATION UNLESS OTHERWISE STATED)

6.  I (WE) DO HEREBY SELL TO THE BUYER(S) NAMED ABOVE, THE RIGHT, TITLE AND INTEREST IDENTIFIED IN BLOCK 4 OF THIS BILL OF SALE, IN THE PROPORTION SPECIFIED HEREIN.

VESSEL IS SOLD FREE AND CLEAR OF ALL LIENS, MORTGAGES, AND OTHER ENCUMBRANCES OF ANY KIND AND NATURE, EXCEPT AS STATED ON THE REVERSE HEREOF.  VESSEL IS SOLD TOGETHER WITH AN EQUAL INTEREST IN THE MASTS, BOWSPRIT, SAILS, BOATS, ANCHORS, CABLES, TACKLE, FURNITURE, AND ALL OTHER NECESSARIES THERETO APPERTAINING AND BELONGING, EXCEPT AS STATED ON THE REVERSE HEREOF.

7. SIGNATURES OF SELLER(S) OR PERSON(S) SIGNING ON BEHALF OF SELLER(S).		8. DATE SIGNED

9. NAME(S) OF PERSON(S) SIGNING ABOVE, AND LEGAL CAPACITY IN WHICH SIGNED (E.G., OWNER, AGENT, TRUSTEE, EXECUTOR)

10. ACKNOWLEDGMENT (TO BE COMPLETED BY NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED BY A LAW OF A STATE OR THE UNITED STATES TO TAKE OATHS.)

ON THE PERSON(S) NAMED IN SECTION 9		STATE:
(DATE)
ABOVE ACKNOWLEDGED EXECUTION OF THE FOREGOING INSTRUMENT IN THEIR STATED CAPACITY(IES) FOR THE PURPOSE THEREIN CONTAINED.		COUNTY:

NOTARY PUBLIC

MY COMMISSION EXPIRES

REVERSE OF CG-1340 (REV. 9-92)

(COMPLETE THIS SECTION ONLY IF VESSEL HAS NEVER BEEN DOCUMENTED AND DOES NOT HAVE A HULL IDENTIFICATION NUMBER.)

VESSEL DATA

A. BUILDER	B. BUILDER’S HULL NUMBER

C. FORMER NAME(S)	D. FORMER MOTORBOAT NUMBERS

E. FORMER ALIEN REGISTRATIONS

F. DIMENSIONS: L=	B=	D=

G. PERSON FROM WHOM SELLER OBTAINED VESSEL

SIGNATURE OF SELLER

WARRANTIES/APPURTENANCES/LIMITATIONS/EXCEPTIONS

AS IS, WHERE IS, FREE AND CLEAR OF ALL LIENS, MORTGAGES, AND OTHER ENCUMBRANCES OF ANY KIND AND NATURE.

INSTRUCTIONS

1.  INDICATE CURRENT DOCUMENTED NAME.  (IF VESSEL HAS NEVER BEEN DOCUMENTED SELLER MUST COMPLETE AND SIGN DATA SECTION ABOVE.)

2.  INDICATE OFFICIAL NUMBER AWARDED TO VESSEL OR HULL IDENTIFICATION NUMBER ASSIGNED BY MANUFACTURER.  (IF THE VESSEL HAS NO HULL IDENTIFICATION NUMBER AND HAS NEVER BEEN DOCUMENTED, SELLER MUST COMPLETE AND SIGN THE VESSEL DATA SECTION ABOVE.)

3.  INSERT NAMES AND ADDRESSES OF ALL PERSONS SELLING VESSEL, ALONG WITH TOTAL INTEREST OWNED BY THOSE PERSON.S  IF MORE ROOM IS NEEDED, AN  ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE SELLERS.

3A.  SELF-EXPLANATORY.

4.  INSERT NAMES AND ADDRESSES OF ALL BUYERS, ALONG WITH THE INTEREST TRANSFERRED TO EACH.  IF THERE IS MORE THAN ONE BUYER AND NO DIVISION OF INTEREST IS SHOWN, THIS BILL OF SALE WILL RESULT IN EACH BUYER HOLDING AN EQUAL INTEREST.  (IF MORE ROOM IS NEEDED, AN ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE BUYERS.)

4A.  SELF-EXPLANATORY.

4B.  CHECK ONE OF THE BLOCKS TO CREATE A FORM OF OWNERSHIP OTHER THAN A TENANCY IN COMMON.  IF “OTHER” IS CHECKED, THE FORM OF OWNERSHIP MUST BE DESCRIBED.

5.  OPTIONAL IF THE AMOUNT PAID FOR THE VESSEL IS INSERTED, IT WILL BE NOTED ON THE VESSEL’S GENERAL INDEX.

6.  SELF-EXPLANATORY.  USE “REMARKS” SECTION ABOVE IF VESSEL IS NOT SOLD FREE AND CLEAR, OR TO LIST VESSEL APPURTENANCES WHICH ARE NOT SOLD WITH THE VESSEL.

7.  SELF-EXPLANATORY.

8.  SHOW THE DATE ON WHICH THE INSTRUMENT IS SIGNED.

9.  IN ADDITION TO THE PRINTED OR TYPED NAME OF THE SIGNER, SHOW WHETHER THAT PERSON WAS ACTING AS AN OWNER, AS AN AGENT FOR AN OWNER, AS TRUSTEE, AS THE PERSONAL REPRESENTATIVE OR EXECUTOR OF AN ESTATE, OR OTHER CAPACITY WHICH ENTITLED THAT PERSON TO SIGN THE BILL OF SALE.

10.  ANY ACKNOWLEDGMENT IN SUBSTANTIAL COMPLIANCE WITH THE LAW OF THE STATE WHERE TAKEN MAY BE ATTACHED TO THIS INSTRUMENT IN LIEU OF THE PREPRINTED ACKNOWLEDGMENT.

PRIVACY ACT STATEMENT

IN ACCORDANCE WITH 5 USC 552(A), THE FOLLOWING INFORMATION IS PROVIDED TO YOU WHEN SUPPLYING PERSONAL INFORMATION TO THE U.S. COAST GUARD.

1.  AUTHORITY.  SOLICITATION OF THIS INFORMATION IS AUTHORIZED BY 46 USC, CHAPTER 313 AND 46 CFR, PART 67.

2.  THE PRINCIPAL PURPOSES FOR WHICH THIS INSTRUMENT IS TO BE USED ARE:

(A) TO PROVIDE A RECORD, AVAILABLE FOR PUBLIC INSPECTION AND COPYING, OF THE SALE OR OTHER CHANGE IN OWNERSHIP OF A VESSEL WHICH IS DOCUMENTED, WILL BE DOCUMENTED, OR HAS BEEN DOCUMENTED PURSUANT TO 46 USC, CHAPTER 121.

(B)  PLACEMENT OF THIS INSTRUMENT IN A BOOK FOR EXAMINATION BY GOVERNMENTAL AUTHORITIES AND MEMBERS OF THE GENERAL PUBLIC.

3.  THE ROUTINE USE WHICH MAY BE MADE OF THIS INFORMATION INCLUDES DEVELOPMENT OF STATISTICAL DATA CONCERNING DOCUMENTED VESSELS.

4.  DISCLOSURE OF THE INFORMATION REQUESTED ON THIS FORM IS VOLUNTARY.  HOWEVER, FAILURE TO PROVIDE THE INFORMATION COULD PRECLUDE FILING OF A BILL OF SALE AND DOCUMENTATION OF THE VESSEL NAMED HEREIN PURSUANT TO 46 USC, CHAPTER 121.  MOREOVER, BILLS OF SALE WHICH ARE NOT FILED ARE NOT DEEMED TO BE VALID AGAINST ANY PERSON EXCEPT THE GRANTOR OR A PERSON HAVING ACTUAL KNOWLEDGE OF THE SALE.  (46 USC 31321(A)).

THE COAST GUARD ESTIMATES THAT THE AVERAGE BURDEN FOR THIS FORM IS 20 MINUTES.  YOU MAY SUBMIT ANY COMMENTS CONCERNING THE ACCURACY OF THIS BURDEN ESTIMATE OR MAKE SUGGESTIONS FOR REDUCING THE BURDEN TO:  COMMANDANT (G-MVI), U.S. COAST GUARD, WASHINGTON, DC 20593-0001 OR OFFICE OF MANAGEMENT AND BUDGET, OFFICE OF INFORMATION AND REGULATORY AFFAIRS, ATTENTION: DESK OFFICER  FOR DOT/USCG, OLD EXECUTIVE OFFICE BUILDING, WASHINGTON, DC 20503.

Exhibit B

Protocol

PROTOCOL OF DELIVERY AND ACCEPTANCE

K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“K-Sea”) and SEARIVER MARITIME, INC., a Delaware corporation (“SeaRiver”), hereby certify that:

At            hours, local time at Providence, Rhode Island, on the 29th day of January, 2004, SeaRiver, as agent for Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee (the “Seller”) pursuant to a Trust Agreement dated as of December 10, 1998 for the benefit of ICX Corporation, has delivered the U. S. Flag tank barge S/R NEW YORK, official number 1090503, and the U. S. Flag tug boat S/R EVERETT, official number 1084513, to K-Sea, and K-Sea has taken delivery thereof, all in pursuant to a Contract of Sale entered into between K-Sea and the Seller dated January 29, 2004.

IN WITNESS WHEREOF, K-Sea and SeaRiver have executed this Protocol of Delivery and Acceptance this 29th day of January, 2004.

K-SEA OPERATING PARTNERSHIP L.P.	SEARIVER MARITIME, INC.
By: K-SEA OLP GP, LLC, general partner

By:	By:
Name:	Name:
Title:	Title: